Exhibit 99.1

LAZARD LTD REPORTS FIRST-QUARTER 2023 RESULTS

First-quarter operating revenue of $527 million; AUM of $232 billion up 7% from year-end	Raymond J. McGuire joins Lazard; firm expands Restructuring practice with addition of two MDs	Cost-saving initiatives to improve profitability

NEW YORK, April 28, 2023 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $527 million for the quarter ended March 31, 2023. Net loss, as adjusted2, was $23 million, or $0.26 per share, diluted, for the quarter. First-quarter 2023 net loss on a U.S. GAAP basis was $22 million, or $0.27 per share, diluted.

“The first quarter was marked by economic uncertainty and market turmoil, particularly in the financial sector,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “Asset Management is off to a solid start for the year. However, slower M&A activity resulted in significantly lower revenues in the quarter and the outlook for the year remains uncertain. We are implementing cost-saving initiatives to right-size for the current environment and provide flexibility to strategically invest in our business.”

($ in millions, except	Quarter Ended March 31,
per share data and AUM)

	2023	2022	%'23-'22
Net Income (Loss)
U.S. GAAP	($22)	$114	(119%)
Per share, diluted	($0.27)	$1.05	(126%)
Adjusted[2]	($23)	$115	(120%)
Per share, diluted	($0.26)	$1.05	(125%)

Operating Revenue[1]
Total operating revenue	$527	$699	(25%)
Financial Advisory	$274	$388	(29%)
Asset Management	$265	$312	(15%)

AUM ($ in billions)
Period end	$232	$253	(8%)
Average	$227	$256	(12%)

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com
Note: Endnotes are on page 4 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 10-11.

OPERATING REVENUE
Operating revenue was $527 million for the quarter ended March 31, 2023, 25% lower than the first quarter of 2022.
Financial Advisory
Our Financial Advisory results include Strategic and M&A Advisory, Capital Markets Advisory, Shareholder Advisory, Restructuring and Capital Solutions, Sovereign Advisory, Geopolitical Advisory, Capital Raising and Placement and other strategic advisory for clients.
Financial Advisory operating revenue was $274 million for the first quarter of 2023, 29% lower than the first quarter of 2022.

During and since the first quarter of 2023, Lazard has been engaged in significant and complex M&A transactions and other strategic advisory assignments globally, including the following (clients are in italics): AVEVA Group's $12.4 billion sale to Schneider Electric; CVS Health's $10.6 billion acquisition of Oak Street Health; iStar's $6.4 billion business combination with Safehold; Mars' $1.45 billion acquisition of Heska; STARK Group's £740 million acquisition of Saint-Gobain Building Distribution Ltd; Devro's £692 million acquisition by SARIA NEDERLAND B.V.; Aptean's investment from TA Associates and Insight Partners; Energy Infrastructure Partners-led consortium acquisition of a 19.85% stake in Fluxys SA; GEODIS' acquisition of trans-o-flex; Hull Street Energy's sale of Foundation Solar Partners to Birch Creek Energy; Lone Star Funds' acquisition of Titan Acquisition Holdings from Carlyle and Stellex Capital; Paradigm Precision's merger with Whitcraft Group; Sodexo on its planned spin-off and listing of its Benefits and Rewards Services unit and Vodafone's joint venture with Altice Group to deploy fibre-to-the-home in Germany to 7 million homes.
Lazard has one of the world’s preeminent restructuring and capital solutions practices. During and since the first quarter of 2023, we have been engaged in a broad range of visible and complex restructuring and debt advisory assignments, including debtor roles involving Bed Bath & Beyond, IKKS, National CineMedia, SiO2 Medical Products and Vue Entertainment, and creditor and/or related party roles involving Endo Pharmaceuticals, Orpea, Party City, Ruby Pipeline, Technicolor Creative Studio and Venator.
Our Capital Advisory practice remains active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.
For a list of publicly announced Financial Advisory transactions on which Lazard advised in the first quarter of 2023, or continued to advise or completed since March 31, 2023, please visit our website at www.lazard.com/financial-advisory/transactions/.

Asset Management
In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.
Asset Management operating revenue was $265 million for the first quarter of 2023, 15% lower than the first quarter of 2022.
Management fees and other revenue was $259 million, 10% lower than the first quarter of 2022, and 6% higher than the fourth quarter of 2022.
Average assets under management (AUM) for the first quarter of 2023 was $227 billion, 12% lower than the first quarter of 2022, and 7% higher than the fourth quarter of 2022.
AUM as of March 31, 2023 was $232 billion, 7% higher than December 31, 2022, and 8% lower than March 31, 2022. The sequential change from December 31, 2022 was driven by market appreciation of $11.6 billion, foreign exchange appreciation of $1.4 billion and net inflows of $3.0 billion, which includes approximately $3.9 billion related to a wealth management acquisition.
Incentive fees during the period were $5 million, compared to $25 million for the first quarter of 2022.
Corporate Activity and Cost-Saving Initiatives
Corporate net revenues were a loss of $11 million, on an adjusted basis, including Corporate revenues of $10 million, which were more than offset by charges of $18 million associated with the liquidation of the firm's special purpose acquisition company.
In light of the current environment, we are conducting cost-saving initiatives which are expected to result in the reduction of approximately 10% of our workforce over the course of 2023. Taking these actions resulted in an expense of $21 million in the first quarter and we expect an additional charge of approximately $95 million, which will be excluded from adjusted results.
OPERATING EXPENSES
Compensation and Benefits
In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges), a non-GAAP measure. We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation while targeting a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.
For the first quarter of 2023, adjusted compensation and benefits expense1 was $399 million compared to $409 million for the first quarter of 2022. The adjusted compensation ratio for the first quarter of 2023 was 75.7%, compared to the first-quarter 2022 ratio of 58.5%. We currently expect our awarded compensation ratio for the full-year 2023 to be in the mid-60s percentage range.

Our goal remains to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, while targeting a consistent deferral policy.
Non-Compensation Expense
For the first quarter of 2023, adjusted non-compensation expense1 was $142 million, 21% higher than the first quarter of 2022, primarily reflecting higher travel and business development and professional services expenses, as well as continued investments in technology.
The ratio of adjusted non-compensation expense to operating revenue was 27.0% for the first quarter of 2023, compared to 16.8% for the first quarter of 2022.
Our goal remains to maintain an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.
TAXES
Our operating loss for the first quarter of 2023 generated a tax benefit of $11 million on an adjusted basis.1
CAPITAL MANAGEMENT AND BALANCE SHEET
Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.
In the first quarter of 2023, Lazard returned $187 million to shareholders, which included: $43 million in dividends; $99 million in share repurchases of our common stock; and $45 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
In the first quarter of 2023, we repurchased 2.7 million shares. As of March 31, 2023, our remaining share repurchase authorization was $203 million.
On April 26, 2023, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on May 19, 2023, to stockholders of record on May 8, 2023.
Lazard’s financial position remains strong. As of March 31, 2023, our cash and cash equivalents were $597 million. Stockholders’ equity related to Lazard’s interests was $451 million.
ENDNOTES
1A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.
2First-quarter 2023 adjusted results1 exclude pre-tax charges of $10.7 million relating to expenses associated with senior management transition, $20.7 million relating to expenses associated with cost-saving initiatives, a benefit pursuant to tax receivable agreement obligation (“TRA”) of $40.4 million, and $19.1 million relating to certain asset impairment charges. On a U.S. GAAP basis, these resulted in a net credit of $0.8 million, or $0.01, per share, diluted, for the first quarter of 2023.

CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on April 28, 2023, to discuss the company’s financial results for the first quarter of 2023. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 800-225-9448 (toll-free, U.S. and Canada) or +1 203-518-9708 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ123.
A replay of the conference call will be available by 10:00 a.m. ET, April 28, 2023, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-723-5792 (toll-free, U.S. and Canada) or +1 402-220-2664 (outside of the U.S. and Canada).
ABOUT LAZARD
Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 43 cities across 26 countries in North and South America, Europe, Asia and Australia. Celebrating its 175th year, the firm provides advice on mergers and acquisitions, capital markets and other strategic matters, restructuring and capital solutions, and asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:
•A decline in general economic conditions or the global or regional financial markets;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***

LAZ-EPE

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2023	2022	2022	2022	2022

Total revenue	$561,911	$731,860	$716,144	(23%)	(22%)
Interest expense	(19,475)	(19,471)	(21,252)
Net revenue	542,436	712,389	694,892	(24%)	(22%)
Operating expenses:
Compensation and benefits	449,967	474,843	396,841	(5%)	13%

Occupancy and equipment	31,773	30,907	31,239
Marketing and business development	22,762	26,674	14,123
Technology and information services	44,040	47,125	37,931
Professional services	24,326	21,292	16,029
Fund administration and outsourced services	26,576	24,614	29,703
Amortization and other acquisition-related costs	48	15	15
Other	20,303	14,988	9,283
Subtotal	169,828	165,615	138,323	3%	23%
Benefit pursuant to tax receivable agreement	(40,435)	(1,209)	–
Operating expenses	579,360	639,249	535,164	(9%)	8%

Operating income (loss)	(36,924)	73,140	159,728	(150%)	(123%)

Provision (benefit) for income taxes	(21,725)	16,075	38,753	NM	(156%)
Net income (loss)	(15,199)	57,065	120,975	(127%)	(113%)
Net income attributable to noncontrolling interests	6,973	14,701	7,099
Net income (loss) attributable to Lazard Ltd	($22,172)	$42,364	$113,876	(152%)	(119%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	87,591,852	88,173,431	102,547,277	(1%)	(15%)
Diluted	87,591,852	94,185,566	108,186,642	(7%)	(19%)

Net income (loss) per share:
Basic	($0.27)	$0.47	$1.09	(157%)	(125%)
Diluted	($0.27)	$0.44	$1.05	(161%)	(126%)

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP)

	March 31,	December 31,
($ in thousands)	2023	2022

ASSETS

Cash and cash equivalents	$596,601	$1,234,773
Deposits with banks and short-term investments	522,560	779,246
Restricted cash	36,985	625,381
Receivables	698,127	652,758
Investments	741,868	698,977
Property	245,685	250,073
Goodwill and other intangible assets	394,260	377,330
Operating lease right-of-use assets	428,859	431,608
Deferred tax assets	367,655	407,657
Other assets	534,917	394,758

Total Assets	$4,567,517	$5,852,561

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities

Deposits and other customer payables	$697,088	$921,834
Accrued compensation and benefits	442,890	735,576
Operating lease liabilities	509,761	513,688
Tax receivable agreement obligation	118,563	191,189
Senior debt	1,688,335	1,687,714
Other liabilities	512,999	543,690
Total liabilities	3,969,636	4,593,691

Commitments and contingencies

Redeemable noncontrolling interests	89,472	583,471

Stockholders' equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	94,312	167,890
Retained earnings	1,604,650	1,676,713
Accumulated other comprehensive loss, net of tax	(282,957)	(295,854)
Subtotal	1,417,133	1,549,877
Class A common stock held by subsidiaries, at cost	(965,707)	(993,414)
Total Lazard Ltd stockholders' equity	451,426	556,463
Noncontrolling interests	56,983	118,936
Total stockholders' equity	508,409	675,399

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,567,517	$5,852,561

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2023	2022	2022	2022	2022

Revenues:

Financial Advisory	$273,861	$403,836	$388,130	(32%)	(29%)
Asset Management	264,645	258,618	311,781	2%	(15%)
Corporate	(11,488)	8,507	(1,276)	NM	NM

Operating revenue (b)	$527,018	$670,961	$698,635	(21%)	(25%)

Expenses:

Adjusted compensation and benefits expense (c)	$399,090	$418,598	$408,702	(5%)	(2%)
Ratio of adjusted compensation to operating revenue	75.7%	62.4%	58.5%

Non-compensation expense (d)	$142,258	$141,843	$117,126	–%	21%
Ratio of non-compensation to operating revenue	27.0%	21.1%	16.8%

Earnings:

Earnings (loss) from operations (e)	($14,330)	$110,520	$172,807	(113%)	(108%)
Operating margin (f)	(2.7%)	16.5%	24.7%

Adjusted net income (loss) (g)	($22,948)	$67,130	$114,692	(134%)	(120%)

Diluted adjusted net income (loss) per share	($0.26)	$0.69	$1.05	(138%)	(125%)

Diluted weighted average shares (h)	87,591,852	97,222,787	109,178,143	(10%)	(20%)

Effective tax rate (i)	32.1%	26.3%	25.4%
This presentation includes non-U.S. GAAP ("non-GAAP") measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
ASSETS UNDER MANAGEMENT ("AUM")
(unaudited)
($ in millions)

	As of			Variance
	March 31,	December 31,	March 31,		1Q 2023 vs
	2023	2022	2022	Qtr to Qtr	1Q 2022

Equity:
Emerging Markets	$23,692	$21,557	$26,575	9.9%	(10.8%)
Global	49,797	46,861	55,810	6.3%	(10.8%)
Local	49,887	47,504	53,832	5.0%	(7.3%)
Multi-Regional	55,252	51,473	64,810	7.3%	(14.7%)
Total Equity	178,628	167,395	201,027	6.7%	(11.1%)
Fixed Income:
Emerging Markets	9,164	8,944	11,997	2.5%	(23.6%)
Global	11,322	11,029	13,881	2.7%	(18.4%)
Local	6,002	5,352	5,652	12.1%	6.2%
Multi-Regional	18,973	18,061	13,454	5.0%	41.0%
Total Fixed Income	45,461	43,386	44,984	4.8%	1.1%
Alternative Investments	4,111	3,812	4,483	7.8%	(8.3%)
Other Alternative Investments	2,479	–	–	NM	NM
Private Equity	821	1,038	1,256	(20.9%)	(34.6%)
Cash Management	640	494	925	29.6%	(30.8%)
Total AUM	$232,140	$216,125	$252,675	7.4%	(8.1%)

				Year Ended
	Three Months Ended March 31,			December 31,
	2023	2022		2022

AUM - Beginning of Period	$216,125	$273,739		$273,739

Net Flows (j)	2,999	(6,525)		(16,915)
Market and foreign exchange
appreciation (depreciation)	13,016	(14,539)		(40,699)

AUM - End of Period	$232,140	$252,675		$216,125

Average AUM	$226,849	$256,430		$227,444

% Change in average AUM	(11.5%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD
RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2023	2022	2022

Operating Revenue
Net revenue - U.S. GAAP Basis	$542,436	$712,389	$694,892

Adjustments:
Revenue related to noncontrolling interests (k)	(10,823)	(16,771)	(10,795)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements	(16,453)	(21,340)	14,323
Distribution fees, reimbursable deal costs, bad debt expense and other (l)	(26,681)	(22,736)	(18,822)
Asset impairment charges (m)	19,129	–	–
Interest expense	19,410	19,419	19,037

Operating revenue, as adjusted (b)	$527,018	$670,961	$698,635

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$449,967	$474,843	$396,841

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(16,453)	(21,340)	14,323
Expenses associated with cost-saving initiatives (n)	(20,740)	–	–
Expenses associated with senior management transition (o)	(10,674)	(33,019)	–
Compensation related to noncontrolling interests (k)	(3,010)	(1,886)	(2,462)

Compensation and benefits expense, as adjusted (c)	$399,090	$418,598	$408,702

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$169,828	$165,615	$138,323

Adjustments:
Expenses related to office space reorganization (p)	–	(836)	(1,124)
Distribution fees, reimbursable deal costs, bad debt expense and other (l)	(26,681)	(22,736)	(18,822)
Amortization and other acquisition-related costs	(48)	(15)	(15)
Non-compensation expense related to noncontrolling interests (k)	(841)	(185)	(1,236)

Non-compensation expense, as adjusted (d)	$142,258	$141,843	$117,126

Pre-Tax Income and Earnings From Operations
Operating Income (Loss) - U.S. GAAP Basis	($36,924)	$73,140	$159,728

Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (q)	(40,435)	(1,209)	–
Asset impairment charges (m)	19,129	–	–
Expenses and losses associated with cost-saving initiatives (n)	20,740	–	–
Expenses associated with senior management transition (o)	10,674	33,019	–
Expenses related to office space reorganization (p)	–	836	1,124
Net income related to noncontrolling interests (k)	(6,973)	(14,701)	(7,099)
Pre-tax income (loss), as adjusted	(33,789)	91,085	153,753
Interest expense	19,410	19,419	19,037
Amortization and other acquisition-related costs	49	16	17
Earnings (loss) from operations, as adjusted (e)	($14,330)	$110,520	$172,807

Net Income attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	($22,172)	$42,364	$113,876
Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (q)	(40,435)	(1,209)	–
Asset impairment charges (m)	19,129	–	–
Expenses and losses associated with cost-saving initiatives (n)	20,740	–	–
Expenses associated with senior management transition (o)	10,674	33,019	–
Expenses related to office space reorganization (p)	–	836	1,124
Tax benefit allocated to adjustments	(10,884)	(7,880)	(308)

Net income (loss), as adjusted (g)	($22,948)	$67,130	$114,692

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	87,591,852	94,185,566	108,186,642
Adjustment: participating securities including profits interest participation rights	–	3,037,221	991,501

Diluted Weighted Average Shares Outstanding, as adjusted (h)	87,591,852	97,222,787	109,178,143

Diluted net income (loss) per share:
U.S. GAAP Basis	($0.27)	$0.44	$1.05
Non-GAAP Basis, as adjusted	($0.26)	$0.69	$1.05
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands)	2023	2022	2022

Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$31,773	$30,907	$31,239
Marketing and business development	22,762	26,674	14,123
Technology and information services	44,040	47,125	37,931
Professional services	24,326	21,292	16,029
Fund administration and outsourced services	26,576	24,614	29,703
Amortization and other acquisition-related costs	48	15	15
Other	20,303	14,988	9,283
Non-compensation expense - Subtotal - U.S. GAAP Basis	$169,828	$165,615	$138,323

Non-compensation expense - Adjustments:
Occupancy and equipment (k) (p)	($61)	($828)	($1,183)
Marketing and business development (k) (l)	(2,728)	(3,656)	(1,225)
Technology and information services (k) (l)	(73)	(45)	(30)
Professional services (k) (l) (p)	(1,402)	(618)	(738)
Fund administration and outsourced services (k) (l)	(14,979)	(14,092)	(16,512)
Amortization and other acquisition-related costs	(48)	(15)	(15)
Other (k) (l) (p)	(8,279)	(4,518)	(1,494)
Subtotal Non-compensation adjustments	($27,570)	($23,772)	($21,197)

Non-compensation expense, as adjusted:
Occupancy and equipment	$31,712	$30,079	$30,056
Marketing and business development	20,034	23,018	12,898
Technology and information services	43,967	47,080	37,901
Professional services	22,924	20,674	15,291
Fund administration and outsourced services	11,597	10,522	13,191
Amortization and other acquisition-related costs	–	–	–
Other	12,024	10,470	7,789
Non-compensation expense, as adjusted (d)	$142,258	$141,843	$117,126

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)	A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (k) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (l) below), (iv) for the three month period ended March 31, 2023, asset impairment charges (see (m) below), and (v) interest expense primarily related to corporate financing activities.

(c)	A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three month period ended March 31, 2023, expenses associated with cost-saving initiatives (see (n) below), (iii) for the three month periods ended March 31, 2023 and December 31, 2022, expenses associated with senior management transition (see (o) below), and (iv) compensation and benefits related to noncontrolling interests (see (k) below).

(d)	A non-GAAP measure which excludes (i) for the three month periods ended December 31, 2022 and March 31, 2022, expenses related to office space reorganization (see (p) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (l) below), (iii) amortization and other acquisition-related costs, and (iv) expenses related to noncontrolling interests (see (k) below).

(e)	A non-GAAP measure which excludes (i) for the three month periods ended March 31, 2023 and December 31, 2022, a benefit pursuant to tax receivable agreement obligation ("TRA") (see (q) below), (ii) for the three month period ended March 31, 2023, asset impairment charges (see (m) below), (iii) for the three month period ended March 31, 2023, expenses associated with cost-saving initiatives (see (n) below), (iv) for the three month periods ended March 31, 2023 and December 31, 2022, expenses associated with senior management transition (see (o) below), (v) for the three month periods ended December 31, 2022 and March 31, 2022, expenses related to office space reorganization (see (p) below), (vi) net revenue and expenses related to noncontrolling interests (see (k) below), (vii) interest expense primarily related to corporate financing activities, and (viii) amortization and other acquisition-related costs.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)	A non-GAAP measure which excludes (i) for the three month periods ended March 31, 2023 and December 31, 2022, a benefit pursuant to tax receivable agreement obligation ("TRA") (see (q) below), (ii) for the three month period ended March 31, 2023, asset impairment charges (see (m) below), (iii) for the three month period ended March 31, 2023, expenses associated with cost-saving initiatives (see (n) below), (iv) for the three month periods ended March 31, 2023 and December 31, 2022, expenses associated with senior management transition (see (o) below), and (v) for the three month periods ended December 31, 2022 and March 31, 2022, expenses related to office space reorganization (see (p) below), net of tax benefits.

(h)	A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision (benefit) for income taxes of ($10,841), $23,955, and $39,061 for the three month periods ended March 31, 2023, December 31, 2022, and March 31, 2022, respectively, and the denominator of which is pre-tax income (loss) of ($33,789), $91,085, and $153,753 for the three month periods ended March 31, 2023, December 31, 2022, and March 31, 2022, respectively.

(j)	Includes approximately $3.9 billion of net flows related to a wealth management acquisition.

(k)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(l)	Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees and other receivables that are deemed uncollectible.

(m)	Represents certain asset impairment charges.

(n)	Represents expenses associated with cost-saving initiatives, including a reduction in our workforce.

(o)	Represents expenses associated with senior management transition reflecting the departure of certain executive officers.

(p)	Represents building depreciation and other costs related to office space reorganization.

(q)	Pursuant to the periodic revaluation of the TRA liability and the assumptions reflected in the estimate, the revaluation had the effect of reducing the estimated liability under the TRA. As a result, the Company recorded a “benefit pursuant to tax receivable agreement” of $40,435 for the three month period ended March 31, 2023.

NM	Not meaningful